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                                                                   Exhibit 10.39

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT is effective as of the 9th day of July, 2002 by and between CERES GROUP, INC., a Delaware corporation, referred to in this Agreement as "Employer," and THOMAS J. KILIAN, referred to in this Agreement as "Employee."

                                    RECITALS:

         Employer is engaged in the insurance business and maintains its corporate office in the City of Strongsville, Ohio; and

         Employer wishes to employ Employee, and Employee wishes to be employed by Employer, on the terms and conditions set forth in this Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         Employer hereby employs Employee and Employee hereby accepts such employment upon the terms and conditions hereinafter set forth.

         1. SERVICES. Employer shall employ Employee as its President and Chief Executive Officer. Subject to the direction and authorization of Employer's board of directors ("Board"), Employee shall have such duties, responsibilities, and authorities as are commensurate for presidents/chief executive officers of public companies of similar size in the same industry.

                  The Board will nominate and, pursuant to Section 2.3 of Employer's bylaws, elect Employee to fill a vacancy on the Board promptly following the resignation of Rodney L. Hale, which is expected on the date of this Agreement. It is contemplated that, in connection with each annual meeting of stockholders of Employer during the term of this Agreement that coincides with the expiration of Employee's term of office on the Board, the Board will nominate Employee for election as a member of the Board. Despite the foregoing, Employee will resign as a member of the Board upon the termination of this Agreement for any reason whatsoever and to that end, contemporaneously with the execution of this Agreement, with effect as of the termination of Employee's employment pursuant to this Agreement, Employee will resign as a member of the Board of Employer by executing and delivering to Employer a letter of resignation in the form of Annex A hereto.

                  Employee, subject to the direction and control of the Board, shall have all power and authority commensurate with his position as Employer's president/chief executive officer and necessary to perform his duties hereunder. Employer agrees to provide to Employee such assistance and work accommodations as are suitable to the character of his position with Employer and adequate for the performance of his duties. Employee shall devote his entire employable time, attention and best efforts to the business of Employer, and shall not, without the consent of the Board, during the term of this Agreement be actively engaged in any other


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                  business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Employee from serving on boards of processional, community, civic, educational, charitable and corporate organizations on which he presently serves or may choose to serve, or from managing his personal investments. For purposes of this Agreement, "entire employable time" shall mean the normal work week for individuals in executive management positions with Employer.

                  Employee represents and warrants to Employer that his employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement or obligation to which he is a party or may be bound.

         2. TERM AND TERMINATION. The initial term of this Agreement shall be for a period of two (2) years, commencing on the date of this Agreement and expiring at 5:00 p.m.on July 8, 2004; provided, however, that this Agreement shall automatically renew for succeeding one (1) year terms, unless Employer provides Employee with at least ninety (90) days' advance written notice that this Agreement and Employee's employment shall terminate as of the close of business on July 8th of the initial or then-current renewal term (as the case may be).

                  TERMINATION WITHOUT CAUSE. Regardless of any provisions of this Agreement to the contrary, or which could be construed to the contrary, in the event that (a) Employer chooses to terminate this Agreement upon ninety (90) days' advance written notice prior to the end of the initial or then-current renewal term or (b) Employee shall leave the employment of Employer at any time other than as a voluntary quit or for "cause" (as defined below) or Employee's employment is terminated in connection with a "change of control" (as defined below), this Agreement shall terminate and Employee shall be entitled to severance pay equal to eighteen (18) months of Employee's then-current base compensation less the Signing Bonus (as defined in Section 3 below), plus any bonus(es) paid to Employee at the end of the fiscal year immediately preceding such termination, payable in eighteen
                  (18) equal monthly installments on the first day of each month. Such payments shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.

                  CHANGE OF CONTROL. Upon the occurrence of a "qualifying termination" (as defined below) following a "change of control" (as defined below) of Employer, Employee shall be entitled to receive cash compensation equal to two (2) years of Employee's then-current base compensation less the Signing Bonus (as defined in Section 3 below), plus (a) the average annual bonus paid to Employee in the last two fiscal years immediately preceding such termination plus (b) any additional discretionary bonus as may be determined by the Board in its sole discretion, payable in a lump sum. Such payment shall be in lieu of any other payments from Employer, including, without limitation, severance or termination payments contained herein or otherwise and Employer shall have no further liability or obligation to Employee for compensation or benefits.
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                  "Change of control" shall mean the occurrence of any of the following events:

                           (i) a tender offer shall be made and consummated for the ownership of 50.1% or more of the outstanding voting securities of Employer;

                           (ii) Employer shall be merged or consolidated with another corporation and, as a result of such merger or consolidation, less than 50.1% of the outstanding voting securities of the surviving or continuing corporation shall be owned in the aggregate by the former stockholders of Employer as the same shall have existed immediately prior to such merger or consolidation; or

                           (iii) Employer shall sell substantially all of its assets to another person or entity which is not a wholly-owned subsidiary;

                           (iv) a person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Exchange Act shall acquire, other than by reason of inheritance, (50.1%) or more of the outstanding voting securities of Employer (whether directly, indirectly, beneficially or of record).

                           In determining whether a "change of control" has occurred, gratuitous transfers made by a person to an affiliate of such person (as determined by the Board of Employer), whether by gift, devise or otherwise, shall not be taken into account. For purposes of this Agreement, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) of the Exchange Act as in effect on the date hereof.

                  A "qualifying termination" shall occur only if:

                           (i) a "change of control" (as defined above) occurs; and

                           (ii)     (A)     Employee voluntarily terminates his
                                            employment hereunder; or

                                    (B)     within 12 months after the "change
                                            of control," Employer terminates
                                            Employee's employment other than for
                                            "cause" (as defined below); or

                                    (C)     within 12 months after the "change
                                            of control," Employer materially
                                            changes Employee's duties and
                                            responsibilities or assigns any
                                            duties or responsibilities that are
                                            materially inconsistent with
                                            Employee's position and Employee
                                            voluntarily terminates his
                                            employment hereunder; or

                                    (D)     within 12 months after the "change
                                            of control," Employer requires
                                            Employee to change his location of
                                            employment,

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                                    currently Cleveland, Ohio and Employee
                                    voluntarily terminates his employment
                                    hereunder.


                  TERMINATION FOR "CAUSE." Notwithstanding any other provisions of this Agreement to the contrary, Employee's employment and this Agreement may be terminated by the Employer at any time without further liability or obligation for compensation or severance pay or fringe benefits for "cause."

                  For purposes of this paragraph, "cause" shall mean if Employee
                  (a) has refused, failed or neglected to perform duties or render services hereunder or has performed or rendered them incompetently; (b) has been dishonest or committed a fraud or breach of trust or has engaged in illegal or wrongful conduct substantially detrimental to the business or reputation or Employer; (c) has developed or pursued interests substantially adverse to Employer; (d) is indicted for, or convicted of, a crime that constitutes a felony; or (e) has otherwise materially breached this Agreement.

                  If, in the opinion of the Board of Employer, Employee's employment shall become subject to termination for "cause," the Board shall give Employee written notice to that effect which notice shall describe the matter or matters constituting such "cause." In the case of clauses (b) and (d) above, such notice shall constitute notice of termination of Employee's employment and Employee's employment will terminate immediately. In the case of clauses (a), (c) and (e) above, if, within 15 days of receipt of such notice, Employee has not substantially eliminated, resolved or cured each such matter or matters to the satisfaction of the Board in its sole discretion, then Employer shall have the right to give Employee notice that Employee's employment will terminate immediately.

                  VOLUNTARY QUIT. Notwithstanding any other provision of this Agreement, Employee shall have the right to voluntarily quit Employee's employment and terminate this Agreement by giving ninety (90) days' advance written notice to Employer at the address provided herein. Except as provided in (ii)(A), (C) or
                  (D) in this Section 2 in "Change of Control" in the definition of a "Qualifying Termination," if Employee shall so voluntarily quit and terminate this Agreement, Employer shall have no further obligations pursuant to the terms of this Agreement, except to pay to Employee accrued salary to the date of termination.

         3.       COMPENSATION.

                  SIGNING BONUS. Employer shall pay to Employee a signing bonus in the amount of $300,000.00 (the "Signing Bonus"), less applicable taxes.

                  BASE COMPENSATION. During this Agreement, Employer shall pay Employee (according to Employer's normal payroll procedures) and Employee agrees to accept from Employer, in full payment for services under this Agreement, an annual base compensation of $600,000.00. The Board may review Employee's base compensation from time to time during the term of this Agreement and, at its

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                  discretion, may increase Employee's base compensation based upon his performance and other relevant factors.

                  BONUS. Employer may pay to Employee such cash bonus(es), if any, in an amount up to 100% of base compensation per calendar year, as may be determined by the Board in its sole discretion from time to time. At the sole discretion of the Board, such bonus(es) may be part of Employer's bonus plan for officers or such other incentive compensation or plans as may be established by the Board of Employer. Notwithstanding the foregoing, Employee shall be entitled to defer the receipt of his salary and/or bonus pursuant to procedures adopted or plans maintained by Employer.

                  OPTIONS. Upon execution of this Agreement, Employer shall grant to Employee a nonqualified option to purchase one hundred thousand (100,000) shares of Employer's common stock pursuant to Employer's 1998 Key Employee Share Incentive Plan ("Share Option"). The Share Option shall have an exercise price equal to Three dollars and Ninety cents ($3.90). All of the shares underlying the Share Option shall vest on the third anniversary of the date of this Agreement if Employee is still employed by Employer on such date; provided, however, the shares shall also vest in full upon a "change of control" of Employer as that term is defined in Section 2 above. The Share Option shall expire ten (10) years from the date of this Agreement. The Share Option shall be on the terms and conditions contained in a Nonqualified Stock Option Agreement in the form attached hereto as Annex B.

                  LIMITATION ON PAYMENTS. Notwithstanding any other term of this Agreement, the aggregated payments by Employer to Employee under this Agreement or otherwise that are determined to be "parachute payments" for purposes of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder ("Section 280G"), shall not exceed 299% of Employee's "base amount" as determined for purposes of
                  Section 280G. All determinations and computations for this purpose, including the interpretation of Section 280G and its application to the matters set forth herein, will be made by the Compensation Committee of the Board in its sole discretion and its determinations hereunder will be binding on Employee and Employer. To the extent that this provision requires a reduction in the amount of payment(s) that would otherwise be due and owing by Employer to Employee under this Agreement or otherwise, the Compensation Committee shall have sole discretion, and will work in good faith, to determine the method of reducing any such payment(s) in order to meet the limitations imposed by this provision.

                  BENEFITS. Employee shall be entitled to participate in, and receive benefits from, any insurance, medical, disability, or other employee benefit plan of Employer, if any, which may be in effect at any time during the term of this Agreement and which shall be generally available to Employee on terms no less favorable than to other executive management or supervisory personnel of Employer. Nothing herein shall be construed so as to prevent Employer from modifying or terminating any employee benefit plans or programs, or employee fringe benefits, that it has adopted or may adopt from time to time.

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         4.       EXPENSES. During the first sixty (60) days of the term of this
                  Agreement (unless extended by the Board in its sole discretion), Employee is authorized to incur reasonable expenses for travel between his current home in Carmel, Indiana and Employer's headquarters in Strongsville, Ohio. Employer shall reimburse Employee for such expenses after receipt of a written statement from Employee which itemizes such expenses in reasonable detail, together with all receipts related to such expenses.

                  If, at the direction of the Board, Employee relocates and moves his home near Employer's headquarters, Employer would reimburse Employee for the costs of such relocation in accordance with Employer's existing relocation policy.

                  In addition, Employer agrees that it will reimburse Employee for any and all necessary, customary and usual business expenses incurred by Employee, subject to Employer's then-current policies regarding such expenses.

         5.       COVENANTS.

                  NON-DISCLOSURE. During Employee's employment by Employer, Employee will enjoy access to Employer's "confidential information" and "trade secrets." For the purposes of this Agreement, "confidential information" shall mean information which is not publicly available including, without limitation, information concerning customers, material sources, suppliers, financial projections, marketing plans and operation methods, Employee's access to which derives solely from Employee's employment with Employer. For purposes of this Agreement, "trade secrets" shall mean Employer's processes, methodologies and techniques known only to those employees of Employer who need to know such secrets in order to perform their duties on behalf of Employer. Employer takes numerous steps, including these provisions, to protect the confidentiality of its confidential information and trade secrets, which it considers unique, valuable and special assets.

                  Employee, recognizing Employer's significant investment of time, effort and money in developing and preserving its confidential information and trade secrets, shall not, during his employment hereunder and for a period of three (3) years after the end of Employee's employment hereunder, use for his direct or indirect personal benefit any of Employer's confidential information or trade secrets. During the term of this Agreement and for a period of three (3) years after the end of Employee's employment hereunder, Employee shall not disclose to any person any of Employer's confidential information or trade secrets.

                  No termination of this Agreement shall terminate the rights and obligations of the parties under this Section 5, but such rights and obligations shall survive such termination in accordance with the terms of this Section.

         6. NON-DISPARAGEMENT. Following the termination of this Agreement for any reason, Employee agrees that he shall not indulge in any conduct which may

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                  reflect adversely upon, nor make any statements disparaging of, Employer, or the officers, directors, stockholders or employees of Employer.

         7. REMEDIES. Employee agrees that the remedy at law for any violation or threatened violation by Employee of Sections 5 and 6 will be inadequate and that, accordingly, Employer shall be entitled to injunctive relief in the event of a violation or threatened violation without being required to post bond or other surety. The foregoing remedies shall be in addition to, and not in limitation of, any other rights or remedies to which Employer is or may be entitled at law, or in equity, or under this Agreement.

         8. DEATH. Notwithstanding any other provisions of this Agreement, this Agreement shall be deemed automatically terminated upon death. In such event, Employer shall pay to Employee's personal representative or executor any compensation accrued but unpaid as of such date. Upon the payment of such accrued compensation, Employer shall have no further obligations under this Agreement, including, but not limited to, an obligation to pay a salary, severance or termination pay or any other form of compensation, or to provide any further fringe benefits of any kind or nature.

         9. DISABILITY. If Employee is unable substantially to perform his duties under this Agreement by reason of physical or mental illness, injury, or incapacity for one hundred twenty (120) consecutive days, Employer may terminate this Agreement forthwith upon notice to Employee and thereupon shall have no further liability or obligation to Employee hereunder, including, but not limited to, an obligation for severance or termination pay or any other form of compensation, or to provide any further fringe benefits of any kind of nature, except as may be prescribed under the terms of any benefit plans or arrangements referred to in Section 3 in which Employee participated at the close of business on the first day of such 120 day period. In the event of a dispute under this Section 9, Employee agrees to submit to a physical or mental examination by a licensed physician selected by Employer, whose decision as to Employee's disability shall be conclusive and binding upon Employer and Employee. Employer shall bear the cost of such examination

         10. ENTIRE AGREEMENT. This written Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements, whether oral or written, between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any representations inducing its execution and delivery, except such representations as are specifically set forth in this writing, and the parties acknowledge that they have relied on their own judgment in entering into the same. The parties further acknowledge that any statements or representations that may have been made by either of them to the other are void and of no effect and that neither of them has relied on such statements or representations in connection with its dealings with the other.

         11. WAIVER/MODIFICATION. It is agreed that no waiver or modification of this Agreement or of any covenant, condition or limitation contained in it shall be

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                  valid unless it is in writing and duly executed by the party to be charged with it, and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement, or the rights or obligations of any party under it, unless such waiver or modification is in writing, duly executed as above. The parties agree that the provisions of this paragraph may not be waived, except by a duly executed writing. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver of any breach of condition of this Agreement shall be deemed to be a waiver of any other subsequent breach of condition, whether of like or different nature.

         12. ARBITRATION. If a dispute of any kind arises from or relates in any manner to this Agreement or the breach thereof, and if such dispute cannot be settled through direct discussions, the parties agree to endeavor to first settle the dispute in an amicable manner by mediation administered in the state in which Employer's headquarters is located by and through the American Arbitration Association in accordance with its Commercial Mediation Rules before resorting to arbitration. Thereafter, any unresolved controversy or claim arising from or relating to this Agreement or breach thereof shall be settled by arbitration administered by and through the American Arbitration Association in accordance with its Commercial Arbitration Rules, provided however that only one arbitrator shall be appointed, which arbitrator shall be an attorney licensed in the state in which Employer's headquarters is located or an active or retired judge, having experience in employment contracts, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

         13. GOVERNING LAW. The parties agree that it is their intention and covenant that this Agreement be construed in accordance with and under and pursuant to the laws of the State of Ohio, without giving effect to principles of conflicts of law.

         14. SUCCESSORS AND ASSIGNS. Employee may not assign any rights or obligations under this Agreement without the prior written consent of Employer. This Agreement shall be binding upon and inure to the benefit of Employee and his lawful heirs, guardians, executors, administrators, and permitted successors and assigns.

                  Employer may not assign any rights or obligations under this Agreement without the prior written consent of Employee except to the surviving corporation in connection with a merger or consolidation involving Employer or to the purchaser of assets in connection with a sale of all or substantially all of its assets, so long as the assignee expressly assumes Employer's rights or obligations. This Agreement shall be binding upon and inure to the benefit of Employer and its permitted successors and assigns.

                  This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement, except as provided in this Section 14.

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         15.      COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together will constitute one and the same instrument.

         16. RETURN OF PROPERTY. Upon termination of this Agreement for any reason, Employee shall immediately return any property of Employer, including, but not limited to, any equipment, credit cards, advertising materials, booklets, training guides or any other such similar information, materials or documents that Employee has in Employee's possession or control.

         17. SEVERABILITY. If any clause, paragraph, or section of this Agreement be held invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall be valid and remain enforceable to the extent permitted by law. Moreover, if any one or more of the provisions in this Agreement shall for any reason by held to be excessively broad as to duration, geographical scope, activity, or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with then applicable law.

         18. NOTICES. All notices required to be provided under the terms of this Agreement shall be sent by United States mail, certified, return receipt requested, and to the following addresses:

                  TO EMPLOYER:
                  Ceres Group, Inc.
                  Attn:  General Counsel
                  17800 Royalton Road
                  Strongsville, Ohio 44136

                  TO EMPLOYEE:
                  Thomas J. Kilian
                  10550 Hussey Lane
                  Carmel, Indiana 46032


         ACKNOWLEDGMENT BY EMPLOYEE: BY SIGNING THIS AGREEMENT, I AFFIRM THAT I HAVE CAREFULLY READ AND CONSIDERED ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND THAT SUCH TERMS AND CONDITIONS ARE UNDERSTOOD, ACCEPTED AND AGREED.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

EMPLOYER:                                      EMPLOYEE:
CERES GROUP, INC.                              THOMAS J. KILIAN

By:      /s/ Kathleen L. Mesel                          /s/ Thomas J. Kilian
   --------------------------------------      -----------------------------

Its:     Corporate Secretary


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                                     ANNEX A






July 9, 2002


Board of Directors
Ceres Group, Inc.
17800 Royalton Road
Strongsville, Ohio 44136

Ladies and Gentlemen:

I, Thomas J. Kilian, hereby resign as a member of the Board of Directors of Ceres Group, Inc., effective as of the termination of my employment with Ceres Group (for whatever reason) pursuant to my Employment Agreement, dated as of July 9, 2002, between Ceres Group and me.


Very truly yours,

/s/ Thomas J. Kilian

Thomas J. Kilian

                                     ANNEX B

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                           UNDER THE CERES GROUP, INC.

                     1998 KEY EMPLOYEE SHARE INCENTIVE PLAN


         This Non-Qualified Stock Option Agreement ("Agreement") is made on July 9, 2002, by and between Ceres Group, Inc., a Delaware corporation ("Ceres" or the "Company"), and Thomas J. Kilian ("Optionee").

         Ceres and Optionee agree that the option granted by this Agreement does not qualify as an "incentive stock option" ("ISO") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Ceres makes this grant of an option pursuant to the Ceres Group, Inc., 1998 Key Employee Share Incentive Plan ("Plan"). The option granted by this Agreement shall be subject to all the provisions of the Plan, which are incorporated herein by reference, and shall be subject to the following provisions of this Agreement:

         1. NUMBER OF COMMON SHARES AND OPTION PRICE. Ceres hereby grants Optionee an option ("Option") to purchase 100,000 shares of the Company's $0.001 par value common stock ("Common Shares") for a purchase price ("Option Price") of $3.90 (Three dollars and Ninety cents) per Common Share.

         2. GENERAL TERMS, PERIOD, VESTING AND EXERCISABILITY.


(a) The term of the Option and the term of this Agreement shall commence on the date hereof ("Date of Grant") and shall terminate upon the expiration of ten
(10) years from the Date of Grant ("Maximum Term") if not terminated or extinguished earlier by operation of this Agreement or the terms of the Plan. Upon termination of the Optionee's employment (regardless of reason) with Ceres or one of its subsidiary corporations, as the case may be, all Options evidenced by this Agreement that remain outstanding but are not then vested and exercisable shall terminate and expire. Upon termination of the Optionee's employment with Ceres or a subsidiary company other than by death or permanent and total disability and more than three (3) months prior to the end of the Maximum Term, those Options evidenced by this Agreement that are vested and exercisable shall terminate and expire three (3) months following the date such employment terminates. Upon termination of the Optionee's employment with Ceres or a subsidiary company, by death or permanent and total disability and more than one (1) year prior to the end of the Maximum Term, those Options evidenced by this Agreement that are vested and exercisable shall terminate and expire one
(1) year following the date of such death or permanent and total disability (as determined by the Compensation Committee of the Board of Directors of Ceres). Options that terminate, expire or lapse on a given date shall do so on such date at 5:00 p.m., Cleveland, Ohio time.

(b) The Option shall vest and first become exercisable on July 9, 2005 and shall terminate on July 9, 2012.

(c) Notwithstanding any contrary provisions of this Agreement and subject only to the terms of the Plan, the Compensation Committee of the Board of Directors of Ceres ("Committee") in its sole discretion may cancel and extinguish this Agreement, incident to or as a result of any reorganization, merger, consolidation, recapitalization, dissolution or similar restructuring or corporate event involving Ceres, by paying to the Optionee (or other party then in rightful possession of the Option) the value of said Option (to the extent then vested and exercisable), determined as of the date of such restructuring or corporate event and based on the excess, if any, of the fair market value of Common Shares over the Option Price.


         3. METHOD OF EXERCISE: The Option shall be exercisable from time to time by written notice (in substantially the form attached hereto as Exhibit A) to the Company that shall:

         (a) state that the Option is thereby being exercised, the number of Common Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Common Shares should be registered and his or her address and social security number;

         (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Optionee, be accompanied by proof satisfactory to counsel for Ceres of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

         (c) be accompanied by such representations, warranties or agreements with respect to the investment intent of such person or persons exercising the Option as Ceres may reasonably request in form and substance satisfactory to counsel for Ceres.


         4. PAYMENT OF OPTION PRICE. Upon exercise of the Option, Ceres shall deliver a certificate or certificates for such Common Shares to the specified person or persons at the specified time upon receipt of the full purchase price for such Common Shares by any method of payment authorized by the Plan.

         5. TRANSFERABILITY. The Option shall not be transferable or assignable by the Optionee except as expressly provided by the Plan. The Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee for his or her own account, except that (a) in the event of the death of the Optionee, the Option shall be exercisable (subject to any other applicable restrictions on exercise) only by the Optionee's estate (acting through its fiduciary) or by the Optionee's duly authorized legal representative; (b) in the event of the permanent and total disability of the Optionee, the Option shall be exercisable by the Optionee's authorized representative (unless the Optionee has legal capacity); and (c) in the event of a divorce or other marriage dissolution resulting in a change in ownership of some or all of the Options covered by this Agreement, the Option shall be exercisable only by the ex-spouse of the Optionee within the three (3) month period ending on the date of such change in ownership.

         6. RESTRICTIONS ON EXERCISE. The Option is subject to all restrictions in this Agreement or in the Plan. As a condition of any exercise of the Option, Ceres may require the Optionee or his successor to make any representation and warranty to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for Ceres.

         7. TAXES. The Optionee hereby agrees to pay to Ceres, in accordance with the terms of the Plan, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option granted hereunder. If the Optionee does not make such payment, Ceres shall have the right to deduct from any payment of any kind otherwise due to the Optionee from Ceres, any federal, state or local taxes of any kind required by law to be withheld with respect to the Option or the Common Shares to be purchased by the Optionee under this Agreement.

         8. NO CONTRACT OF EMPLOYMENT. Neither the Plan nor this Agreement, nor any other action taken by Ceres or any committee or representative thereof, shall constitute or otherwise evidence a contract of employment, regardless whether express or implied, between the Optionee and Ceres.

         9. DEFINITIONS. Unless otherwise defined in this Agreement, capitalized terms will have the same meanings given them in the Plan.

         10. AMENDMENT AND CONTROLLING LAW. This Agreement may be amended or modified at any time, but only by a written instrument signed by the parties hereto (or their successors and assigns). This Agreement is to be governed and construed according to the laws of the state of incorporation of Ceres, without regard to its conflicts of law principles or statutes.

                                            CERES GROUP, INC.

DATE OF GRANT:  JULY 9, 2002                By: /s/ KATHLEEN L. MESEL
                                                ------------------------------
                                                Kathleen L. Mesel
                                                Secretary



---------------------------(Return signed page 3 only)-------------------------




                             ACCEPTANCE OF AGREEMENT
                             -----------------------

         The Optionee hereby: (a) acknowledges receiving a copy of the Plan, which is attached to this Non-Qualified Stock Option Agreement, and represents that he/she is familiar with all provisions of the Plan; (b) accepts this Non-Qualified Stock Option Agreement and the Option granted under this Agreement subject to all provisions of the Plan and this Agreement; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of Ceres.

Date:  _______________                  _______________________________________
                                                     Signature

                                        _______________________________________
                                                       Printed Name
                                                         Optionee

                                    EXHIBIT A



                     EXERCISE OF NON-QUALIFIED STOCK OPTION



TO:
Secretary
Ceres Group, Inc.
17800 Royalton Road
Strongsville, Ohio  44136

Dear Secretary:

                  The undersigned Optionee hereby exercises the Non-qualified Stock Option granted to him/her pursuant to the Non-Qualified Stock Option Agreement dated May 1, 2001, between Ceres Group, Inc. and the Optionee with respect to ________________ Common Shares covered by said Option, and tenders herewith $__________________________ in payment of the purchase price thereof by delivery of
-------------------------------------------------------.


                  The name and registered address on such certificate should be:

                        -------------------------------
                        -------------------------------
                        -------------------------------


                  The Optionee's social security number is: ______-_____-______.




Dated:  __________                            ______________________________
                                                            Optionee